Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Gavin Driscoll of Trinity Biotech plc, IDA Business Park, Bray, Wicklow, Ireland, singly and with full power of substitution or revocation, the undersigned's true and lawful attorney-in-fact to prepare, execute in the name of John Paul Tivnan, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and access to the SEC's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") enabling the undersigned to submit reports required by rules and regulations of the SEC. In addition, the undersigned hereby constitutes, appoints and authorizes the individual listed in Annex A, singly and with full power of substitution or revocation to act as the undersigned's EDGAR account administrator and manage the undersigned's EDGAR account.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with federal and state securities laws, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934.

This limited power of attorney will remain in full force and effect until the earlier of (i) the date the person authorized receives notice in writing of its revocation by the Company and (ii) the date that is eighteen (18) months after the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date hereof.

Signature: /s/ Tivnan John Paul

Name: Tivnan John Paul

Date: March 19, 2026

ANNEX A

Individual authorized to act as EDGAR account administrator:

1.	Gavin Driscoll